UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): June 4, 2003

Commission File Number 33-83618

SELKIRK COGEN PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	51-0324332
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

SELKIRK COGEN FUNDING CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	51-0354675
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

7600 Wisconsin Avenue (Mailing Address: 7500 Old Georgetown Road), Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(301) 280-6800
(Registrant’s telephone number, including area code)

Item 5.      Other Events

On June 4, 2003, Moody’s Investors Service (Moody’s) issued a press release announcing that it had confirmed the senior secured debt of Selkirk Cogen Funding Corporation (Selkirk) at Baa3 with a stable rating outlook. Moody’s noted that its action concluded its review for possible downgrade that was initiated on October 8, 2002. Selkirk is a wholly owned subsidiary of Selkirk Cogen Partners, L.P. (the “Partnership”). The Partnership owns a 345-megawatt natural- gas fired cogeneration facility in upstate New York.

Moody’s stated that its rating confirmation reflects its assessment that the credit deterioration of several companies that have an ownership interest in the Partnership, including subsidiaries of PG&E National Energy Group, Inc. (Ca senior unsecured), Aquila Inc. (Caal senior unsecured), and Cogentrix (B1 senior unsecured), has not significantly diminished Selkirk’s ability to meet its obligations. Moody’s stated that the Baa3 rating reflects consistently strong and predictable operating performance.

Moody’s stated that its stable ratings outlook reflects an expectation of continued predictable financial performance over the near term.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SELKIRK COGEN PARTNERS, L.P.

By: JMC SELKIRK, INC. Managing General Partner

Date:	June 6, 2003	/s/ THOMAS E. LEGRO Name: Thomas E. Legro Title: Vice President, Controller, Chief Accounting Officer and Director

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SELKIRK COGEN FUNDING CORPORATION

Date:	June 6, 2003	/s/ THOMAS E. LEGRO Name: Thomas E. Legro Title: Vice President, Controller, Chief Accounting Officer and Director

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